EXHIBIT 10.23
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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 23, 2000 (the "Effective Date"), by and between RxBazaar.com, Inc., a Delaware corporation (the "Corporation"), and James Stahly (the "President").

                                   WITNESSETH:

         WHEREAS, the Corporation and the President desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the President, (ii) the President shall render services to the Corporation, and (iii) the Corporation shall compensate the President for such services;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.       EMPLOYMENT DUTIES

         (a) The Corporation engages and employs the President, and the President hereby accepts engagement and employment, as President and Chief Operating Officer of the Corporation. The President shall perform such services and duties as are normally incident to such position and are commensurate with the President's background, education and professional standing, all as the Board of Directors of the Corporation shall reasonably determine.

         (b) The President shall perform his duties hereunder from the Corporation's executive office in the Cincinnati, Ohio area, but understands that travel outside of the Cincinnati, Ohio area is likely to be required in connection with the performance of his duties.

         (c) The President shall devote such time and efforts to the Corporation as required for the proper discharge of his duties and responsibilities under this Agreement.

2.       TERM

         The President's employment hereunder shall be for an initial period of four (4) years commencing on the Effective Date and continuing through the fourth anniversary thereof, unless sooner terminated as hereinafter provided (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods, unless the Corporation gives written notice of termination to the other party at least 60 days prior to the expiration of the current term.

3.       COMPENSATION

         (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of his duties on behalf of the Corporation, the President shall be compensated as follows:
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             (i)   The Corporation shall pay the President a base salary at the rate of $175,000 per annum payable no less frequently than monthly in arrears on or before the first day of each succeeding month (the "Base Salary").

             (ii) Promptly at the end of each three-month period beginning on the Effective Date, the President shall receive an advance in the amount of $12,500 (each a "Quarterly Advance," and collectively the "Quarterly Advances"). The President shall be eligible to receive an annual performance bonus targeted at $75,000 (the "Cash Bonus"; the Base Salary and the Cash Bonus shall be referred to collectively herein as the "Total Annual Cash Compensation"), based upon the achievement of certain objectives to be agreed upon by the Corporation's Board of Directors and the President within the three-month period following the Effective Date. Promptly following each anniversary of the Effective Date, the Board of Directors shall determine the amount of the President's Cash Bonus, and such Cash Bonus shall be paid to the President, less the Quarterly Advances paid to the President during that year. In the event that the Quarterly Advances for that year exceed the President's Cash Bonus for that year, the President shall promptly repay the difference between such amounts to the Corporation.

             (iii) The Corporation shall reimburse the President for all reasonable and customary relocation expenses, including, but not limited to transaction costs in connection with the sale of his present home and purchase of a new home, moving and temporary housing. The President shall also receive additional cash compensation to cover the tax liability resulting the payment of such relocation expenses.

             (iv) Promptly following the Effective Date, the President shall receive from the Corporation an incentive option to purchase 600,000 shares of common stock of the Corporation (the "Option Shares") at an exercise price of $2.00 per share, which is not less than the fair market value of the Option Shares on the date of grant as determined by the Board of Directors of the Corporation. Such option shall have a term of ten years and vest over four (4) years subject to the terms contained in the Corporation's stock option plan and the stock option agreement attached as Exhibit A hereto.

             (v) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the President pursuant to this paragraph 3(a).

         (b) The Corporation shall reimburse the President for all reasonable expenses incurred by the President in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the President's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.


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         (c) The President shall be entitled to accrue paid vacation at the rate of fifteen (15) business days per annum, plus all the appropriate Corporation holidays.

         (d) The Corporation shall pay the insurance premiums on a $500,000 life insurance policy and a long-term disability policy for the benefit of the President, which the President has already obtained. The Corporation shall also provide to the President medical, dental and disability benefits under the Corporation's existing benefit plans after his relocation to Cincinnati, Ohio. Until such time as the President shall relocate, the Corporation shall reimburse the President in full for all medical and dental insurance payments (including COBRA) and any other benefit payments agreed to in advance by the Corporation. In addition, the Corporation shall make available to the President the opportunity to participate in a 401(k) program, if the Corporation begins such a program. The President shall also be entitled to all other benefits generally made available to the Corporation's executive officers from time to time.

4.       REPRESENTATIONS AND WARRANTIES BY THE PRESIDENT AND CORPORATION

         The President hereby represents and warrants to the Corporation as follows:

         (a) Neither the execution and delivery of this Agreement nor the performance by the President of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the President is a party or by which he is bound.

         (b) The President has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the President enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the President to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         The Corporation hereby represents and warrants to the President as follows:

         (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

         (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

         (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its properties may be bound or affected.





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5.       NON-COMPETITION

         (a) The President understands and recognizes that his services to the Corporation are special and unique and agrees that during the term of this Agreement and during the NonCompete period, he shall not in any manner, directly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business or business activity relating to pharmaceutical marketing, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that the Corporation is, at the date of termination, conducting its business, provided, that, the President may be a stockholder of a publicly-held company which is or may be a competitor of the Company (the "Competitor") if the President's ownership of such Competitor does not exceed two percent (2%) of the issued and outstanding shares of the Competitor.

         (b) During the Non-Compete Period, the President shall not interfere with or disrupt or attempt to disrupt the Corporation's business relationship with any of its customers, affirmatively suggest or propose that any of the employees of the Corporation leave such employment, or retain, help retain, or participate in retaining employees of the Corporation.

         (c) The Non-Compete Period shall mean the period of time beginning on the date of the President's termination and ending twelve (12) calendar months following such termination.

         (d) In the event that the President breaches any provisions of this Paragraph 5 or there is a threatened breach of this Paragraph 5, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Paragraph 5, the President shall not argue as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

6.       INVENTIONS ASSIGNMENTS; CONFIDENTIAL INFORMATION

         All inventions, improvements, ideas, names, patents, trademarks, copyrights, and innovations (including all data and records pertaining thereto), whether or not reduced to writing, which the President may originate, make or conceive during the term of his employment and for a period of three (3) months thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation, and which relate to or are or may likely be useful in connection with the business or contemplated business of the Corporation shall be the exclusive property of the Corporation.

         The President agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The President agrees: (i) not to use any such information




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for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the President's duties to the Corporation. The President agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include the following: (a) information already in the public domain or hereafter disclosed to the public through no fault of the President; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating pharmaceutical marketing companies, (iii) the status of patents and other technology in the field other than those of the Corporation; (b) general knowledge about the field of pharmaceutical marketing obtained through the President's academic experience, or (c) specific ideas and projections of the field of pharmaceutical marketing's evolution.

         Except with prior written authorization by the Corporation, the President agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

7.       TERMINATION

         (a) Subject to Paragraph 2 above, the President's employment hereunder shall begin on the Effective Date and shall continue thereafter until terminated upon the first to occur of the following events:

             (i) the death of the President or the Disability of the President, as defined below; or

             (ii) termination by the Board of Directors of the Corporation, either with or without Cause (as defined below); or

             (iii) voluntary resignation by the President after providing the
                   Corporation with at least thirty days prior written notice.

         (b) Upon termination pursuant to clause (a)(i) above, an additional 37,500 Option Shares shall vest. "Disability" of the President shall be deemed to have occurred if the President, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to him hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

         (c) Upon termination during the Initial Term or any renewal Term pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), (i) the Corporation shall offer the President a six (6) month consulting agreement (the "Consulting Agreement") commencing immediately upon the date of the President's termination (the "Termination Date"), and (ii) so long as the President has been employed by the Corporation for more than six months at the time of the Termination Date, the number of Option Shares equal to that which is to vest at the next scheduled vesting date, shall vest. During the term of the Consulting Agreement, the President




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shall be compensated based upon the Total Annual Cash Compensation (as adjusted for such six month period). In addition, during the term of the Consulting Agreement, the President shall be entitled to all health and other benefits described in paragraph 3(d) of this Agreement unless the President becomes entitled to comparable health and other benefits provided by a new employer or contractor at such new employer or contractor's expense. The President shall have no duty to mitigate the Corporation's obligations hereunder by seeking any other comparable employment or consulting arrangements during the term of the Consulting Agreement. If during such term the President becomes entitled to health and other benefits provided by a new employer or contractor at such new employer or contractor's expense, the President agrees to inform the Corporation promptly of such entitlement and to cooperate with the Corporation in terminating the President's coverage under the Corporation's benefit plans.

         (d) Upon termination by the Corporation during the Initial or any renewal Term pursuant to clause (a)(ii) with Cause or upon the voluntary resignation of the President pursuant to clause (a)(iii), such termination shall be effective immediately or on the effective date of the President's notice, as the case may be, and the President will be paid a portion of the Total Annual Cash Compensation due to the Termination Date, which has not been paid to him.

         (e) In addition to the provisions of Section 7(c), if within one year following a Change in Control (i) the President is terminated by the Corporation without Cause, or (ii) the President voluntarily resigns following a substantial diminution in his responsibilities, the Corporation shall offer to extend the Consulting Agreement for an additional three-month period, such that the total term of the Consulting Agreement provided for in Section 7(c) is nine months. For purposes of this Agreement, "Change in Control" shall mean (i) the sale by the Corporation of all, or substantially all, of its assets; (ii) the acquisition by a person (or group of related persons) of fifty percent or more of the Corporation's outstanding stock, or (iii) the merger or consolidation of the Corporation with, or into, another company where the outstanding shares of the Corporation immediately prior to such merger or consolidation represent or are converted into or exchanged for securities which represent fifty percent or less of the voting power of the surviving or resulting entity.

         (f) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the President constituting a felony under the law or dishonest conduct of the President involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the President's obligations (not occasioned by the President's death or Disability) hereunder after written notice by the Corporation and failure to cure within 30 days of such notice.

8.       NOTICES

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.








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9.       SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.      ENTIRE AGREEMENT; MODIFICATION

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11.      BINDING EFFECT

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the President and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the President's obligations hereunder may not be transferred or assigned by the President.

12.      NON-WAIVER

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.      governing law; waiver of jury trial

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

14.      ATTORNEYS FEES, COSTS.

         In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.










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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                           RXBAZAAR.COM, INC.

                                           By: /s/ C. Robert Cusick
                                               ----------------------------
                                           Title: Chief Executive Officer
                                                  -------------------------



                                           /s/ James Stahly
                                           --------------------------------































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